Exhibit 99.1

OS Therapies Announces Initial Closing of Warrant Exercise Inducement and Exchange Offer for Initial Gross Proceeds of Approximately $7.2 Million

•	Proceeds from the initial closing, together with accrued refundable U.K. R&D tax credits, expected to provide operating runway through major upcoming milestones

•	Company expects to complete early market access regulatory approval submissions for Herlystic™ (“OST-HER2” or “daznelimgene lisbac”) in the U.S., U.K., Europe and Australia in the fourth quarter of 2026

Grasonville, MD - Monday, October 19, 2026 – OS Therapies Inc. (NYSE American: OSTX) (“OS Therapies” or the “Company”), the world leader in gene-edited, Listeria-based cancer immunotherapies, today announced the initial closing of a warrant exercise inducement and exchange offer that was made to nine accredited investors (the “Holders”) that beneficially owned common stock purchase warrants (the “Existing Warrants”) to exercise, or pre-fund the exercise of, their Existing Warrants for cash at a reduced exercise price of $1.30 per share (or $1.299 per share for a pre-funding). At the initial closing, seven Holders exercised, or pre-funded the exercise of, Existing Warrants to purchase an aggregate of 5,517,253 shares of common stock, resulting in a total of $7.2 million in gross proceeds to the Company, before deducting solicitation agent fees and other offering expenses payable by the Company. A significant majority of the Existing Warrants exercised or pre-funded by the seven Holders had an exercise price of $1.40 per share, reflecting strong support for the Company’s mission while minimizing dilution to existing stockholders.

In consideration for such exercise or pre-funding, the Company issued to the participating Holders new common stock purchase warrants to purchase up to an aggregate of 5,517,253 shares of common stock at an exercise price of $1.40 per share. The offer, which is scheduled to expire at 11:59 p.m., Eastern time, on October 30, 2026, unless extended or earlier terminated, was made only to the Holders and is not available to any other person. A description of the material terms of the offer is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

Additionally, the Company has accrued $7 million in refundable research and development tax credits through its U.K. subsidiary (“R&D Tax Credits”). The tax credit filing with His Majesty’s Revenue and Customs, the UK’s tax authority, is expected to be submitted during the fourth quarter of 2026, with receipt of the credit expected in early 2027.

The Company expects to use the net proceeds to support regulatory filings and commercial preparation activities related for Herlystic™ in the prevention or delay of recurrence in fully resected, pulmonary metastatic osteosarcoma in the U.S., U.K., European Union (EU) and Australia (the “Human Metastatic Osteosarcoma Program”), and for general corporate purposes.

“We expect the proceeds from this warrant inducement transaction to provide the Company with the capital needed to advance our pending Herlystic™ early market access submissions with regulators in the U.S., U.K., Europe and Australia,” said Chair & CEO Paul Romness. “We remain steadfast in our mission of improving treatment options for osteosarcoma patients.”

The Company reiterates its intention to submit a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) under the Accelerated Approval Program (Accelerated Approval) and Conditional Marketing Authorisation Applications (CMAAs) to the U.K. Medicines and Healthcare products Regulatory Authority (MHRA), the European Medicines Agency (EMA) and the Australian Therapeutic Goods Administration (TGA) in the fourth quarter of 2026.

Herlystic™ has received Orphan Drug Designation (ODD), Fast Track Designation (FTD) and Rare Pediatric Disease Designation (RPDD) from the FDA, as well as ODD, PRIME (European FTD equivalent) and ATMP from the EMA. Under the RPDD program, if the Company’s BLA is approved, the Company may become eligible to receive a Priority Review Voucher (PRV), which it intends to sell. The most recent PRV sale occurred in October 2026 for $203 million. There can be no assurance that the Company will receive a PRV or realize a comparable value, if any, from any future PRV sale. OS Therapies has completed resubmission of a Regenerative Medicine Advanced Therapy (RMAT) designation request and the Company’s Commissioner’s National Priority Voucher (CNPV) letter of intent has been accepted by FDA.

No Offer to Sell or Solicit

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The new common stock purchase warrants and the shares of common stock issuable upon exercise thereof were offered and issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

About OS Therapies

OS Therapies is a clinical stage oncology company focused on the identification, development, and commercialization of treatments for Osteosarcoma and other solid tumors. The Company is the world leader in gene-edited, Listeria-based cancer immunotherapies. Herlystic™, the Company’s lead asset, is an immunotherapy leveraging the immune-stimulatory effects of Listeria bacteria to initiate a strong immune response targeting the HER2 protein. Herlystic™ is designed to target two mutated extracellular epitopes and one mutated intracellular epitope of the HER2 oncogene, requiring only one of these three epitopes to be present in a tumor (or micro-metastasis) to trigger the desired immune response. Herlystic™ has received Orphan Drug Designation (ODD), Fast Track Designation (FTD) and Rare Pediatric Disease Designation (RPDD) from the U.S. Food & Drug Administration and has received ODD, FTD and Advanced Therapy Medicinal Products (ATMP) from the European Medicines Agency.

The Company reported positive data in its Phase 2b clinical trial of Herlystic™ in the prevention or delay of recurrence in fully resected, pulmonary metastatic osteosarcoma, demonstrating clinically significant benefit in the 12-month event free survival (EFS) primary endpoint of the study and the overall survival (OS) secondary endpoint. The Company intends to submit a Biologics License Application (BLA) request to the U.S. FDA for Herlystic™ in osteosarcoma in 2026 and, if approved, would become eligible to receive a Priority Review Voucher that it could then sell. The Company also anticipates requesting Conditional Marketing Authorisation Applications from the U.K.’s Medicines and Healthcare products Regulatory Agency (MHRA) the European Medicines Agency (EMA) and the Australian Therapeutic Goods Administration (TGA) for Herlystic™ in the fourth of 2026. Herlystic™ has completed a Phase 1 clinical study primarily in breast cancer patients, in addition to showing preclinical efficacy data in various models of breast cancer. Herlystic™ was previously conditionally approved by the U.S. Department of Agriculture for the treatment of canines with osteosarcoma. The Company has also completed dosing in a Phase 1 study of OST-504 for castration-resistant prostate cancer.

In addition, OS Therapies is advancing its next-generation Antibody Drug Conjugate (ADC) and Drug Conjugates (DC), known as tunable ADC (tADC), which features tunable, tailored antibody-linker-payload candidates. This platform leverages the Company’s proprietary silicon Si-Linker and Conditionally Active Payload (CAP) technology, enabling the delivery of multiple payloads per linker. For more information, please visit www.ostherapies.com.

Forward-Looking Statements

Statements in this press release regarding future expectations, plans, prospects or performance, as well as any other statements that are not historical facts, may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, without limitation, statements regarding any subsequent closings of the warrant inducement and exchange offer, the expected use of net proceeds, the Company’s expected cash runway, the receipt of R&D Tax Credits, the timing of regulatory submissions and the potential receipt and sale of a PRV. These statements are based on the current expectations and assumptions of OS Therapies and its management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: whether additional Holders exercise or pre-fund their Existing Warrants; the Company’s ability to obtain additional financing; the timing and receipt of R&D Tax Credit refunds; the timing and outcome of regulatory submissions and potential approval of Herlystic™ by the U.S. FDA and applicable foreign regulatory authorities; and other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release, and OS Therapies undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OS Therapies Contact Information:

INVESTOR CONTACT

Harrison Seidner, PhD

WaterSeid Partners

OSTX@waterseid.com

MEDIA CONTACT

Steven Weiss

Executive Vice President

Rubenstein Public Relations

sweiss@rubensteinpr.com

212-805-3062

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